Exhibit 8.1

December 9, 2021

Versus Systems Inc.

1558 West Hastings Street

Vancouver BC V6G 3J4 Canada

Ladies and Gentlemen:

We have acted as New York counsel to Versus Systems Inc., a corporation formed under the laws of the Province of British Columbia (the “Company”), in connection with the preparation of the Company’s registration statement on Form F-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (File No.333-261423) (the “Registration Statement”) with respect to the registration of the proposed offer and sale (the “Offering”) of (i) a proposed maximum aggregate offering price of $17,250,000 of Units (the “Units”), with each Unit consisting of one common share, with no par value per share (each, a “Common Share” and collectively, the “Common Shares”) of the Company, and one warrant to purchase one additional Common Share at an exercise price equal to 120% of the public offering price of the Units; and (ii) a proposed maximum aggregate offering price of $2,277,000 of Common Shares issuable upon the exercise of warrants to purchase Common Shares to be issued to Lake Street Capital Markets, LLC (the “Representative”), or its designees, as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company, the Representative and the other underwriters named therein, substantially in the form filed as Exhibit 1.1 to the Registration Statement. In connection with the Offering, you have requested our opinion concerning the statements of United States federal income tax law made in the Registration Statement under the caption “Material United States Federal Income Tax Considerations For U.S. Holders.”

The facts, as we understand them, and upon which, with your permission, we rely in rendering the opinion herein, are set forth in the Registration Statement. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the Registration Statement.

In rendering our opinion, we have reviewed the Registration Statement and have examined such records, representations, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. We have assumed that the agreements and other documents referred to above will be executed by the parties in the forms provided to and reviewed by us. We have further assumed that all transactions relating to the Units will be carried out in accordance with the terms of such agreements and documents.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities on which our opinion is based could affect the conclusions set forth herein. We assume no obligation to inform you of any such change. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

Versus Systems Inc.

December 9, 2021

Based on the foregoing, although the discussion in the Registration Statement under the heading “Material United States Federal Income Tax Considerations For U.S. Holders” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Units, we hereby confirm that the discussion set forth under such heading, insofar as such discussion relates to matters of United States federal income tax law, reflects our opinion as to the material United States federal tax consequences to U.S. Holders (as such term is defined in the Registration Statement) relating to the purchase, ownership and disposition of the Units, subject to the assumptions, limitations and qualifications described in the Registration Statement under such heading.

We note that, because the determination of the Company’s status as a passive foreign investment company (a “PFIC”) for United States federal income tax purposes is based on an annual determination that cannot be made until the close of a taxable year, and involves extensive factual investigation, we do not express any opinion herein with respect to the Company’s PFIC status in any taxable year.

We express no other opinion except as set forth above.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Pryor Cashman LLP